Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-36460) on Form S-8 of eOn Communications Corporation and Subsidiaries of our report dated November 12, 2013 relating to our audits of the consolidated financial statements, which appears in this Annual Report on Form 10-K of eOn Communications Corporation and Subsidiaries for the year ended July 31, 2013.

/s/ Horne LLP

Ridgeland, Mississippi

November 12, 2013